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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement           [ ] Confidential, for Use of the
[ ]  Definitive proxy statement                Commission Only (as permitted
[X]  Definitive Additional Materials           by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                        MURRAY INCOME PROPERTIES I, LTD.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing proxy statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: Limited Partnership Interests

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     (2) Aggregate number of securities to which transaction applies: 28,227


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $19,653,000. Pursuant to Rule O-11(c)(2), the fee was calculated on the basis of the amount of cash that is estimated to be received by the Registrant from the net sales proceeds from the sales of all of the Registrant's properties assuming that the properties are sold for 95% of their appraised value (as of December 31, 1998), which is a condition to the sale of the properties.

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     (4) Proposed maximum aggregate value of transaction: $19,653,000

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     (5) Total fee paid: $3,931

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[X]  Fee paid previously with preliminary materials.

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:



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                        MURRAY INCOME PROPERTIES I, LTD.
                           5550 LBJ FREEWAY, SUITE 675
                               DALLAS, TEXAS 75240


February 23, 2000


Dear Investor:

You may recently have received a letter from Summit Venture ("Summit") offering to purchase some or all of your limited partnership units in Murray Income Properties I, Ltd. ("MIP I") for $620.00 per unit. The Summit letter was not solicited by the General Partners nor anyone associated with the General Partners. It has had neither our endorsement nor our assistance. As General Partners, it is our responsibility and duty to point out the following:

1. THE GENERAL PARTNERS BELIEVE THE PRICE PER LIMITED PARTNERSHIP UNIT OFFERED TO YOU IN THE SUMMIT LETTER MAY NOT FAIRLY COMPENSATE YOU FOR YOUR INTEREST IN MIP I AND, THEREFORE, DO NOT RECOMMEND THAT YOU SELL YOUR LIMITED PARTNERSHIP UNITS. By accepting Summit's offer, you may not be able to fully realize the value of your limited partnership units. The General Partners believe that Summit's primary motivation in making its offer is Summit's desire to capitalize on the significant disparity between the liquidation value of the assets held by MIP I and the price that Summit is offering to you.

2. The General Partners also encourage you to contact your financial representative or broker if you are interested in selling your units. Your financial representative or broker may have another client interested in this type of investment. THE GENERAL PARTNERS MAINTAIN A LIST OF COMPANIES AND INDIVIDUALS NOT AFFILIATED WITH THE GENERAL PARTNERS WHO HAVE EXPRESSED AN INTEREST IN PURCHASING LIMITED PARTNERSHIP UNITS OF MIP I. WE WILL SEND A COPY OF SUCH LIST TO YOU AT YOUR REQUEST.

3. The General Partners report the liquidation value of MIP I (as determined by independent appraisals) in the annual report, which is mailed to limited partners in April of each year. The liquidation value makes the assumption that all properties are sold at appraised value and the partnership is liquidated. As of December 31, 1998, the liquidation value was $803 per limited partnership unit. Of course, the actual realizable value per limited partnership unit upon liquidation of the partnership would depend on many other factors, including the actual selling price of the properties, selling expenses and partnership liquidation expenses.

4. MIP I owns two properties and an 85% equity interest in a third property. None of these properties is subject to any loan or mortgage. All three of the partnership's properties have continued to experience high occupancies over the past months. Because of this continued strong performance, the 1999 distribution continued with a 6% annualized distribution rate.

5. While there is not an active trading market for individual units of the partnership, units are traded on an informal secondary market. The price of limited partnership units sold on the secondary market is subject to negotiation between buyer and seller (based on, among other things, the number of units you hold and your willingness to solicit additional offers). As reported by Dow Jones Investment Advisor, units of MIP I have been traded on the secondary market during the last 12 months at prices ranging from $525.00 to $625.00 per unit. According to Dow Jones Investment Advisor, the weighted average price paid during December, 1999 was $605.00 per unit. Secondary


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         market prices are also provided on-line: Dow Jones Investment Advisor can be reached at WWW.DJFPC.COM; search for Murray Inc Prop 1.

         Although Dow Jones Investment Advisor and The Partnership Spectrum are useful tools in determining current market pricing, not all trades that occur are reported in the magazines. Many trades occur with the assistance of a private broker or through other unaffiliated parties.

6. In general, acceptance of Summit's offer may constitute a taxable event to you. You should consult your personal tax and legal advisors prior to accepting Summit's offer and tendering your limited partnership units.

7. As the General Partners understand the terms of Summit's offer, although their offer was not mailed until February 15, the offering price will be reduced by the amount of any distribution paid after February 11, 2000. Distributions for the quarter ending December 31, 1999 were paid on February 15, 2000. Transfer of ownership will not be completed until at least March 1, 2000. This will have the effect of reducing the offering price by $15.00 per unit (the cash distributions for October, November and December). In addition, the offering price will be reduced by any distribution for the year 2000. The amount of these distributions has not been determined as of this date. The example below shows the effect of these reductions.

8. The Assignment Form & Limited Power of Attorney states the price paid for your units will also be reduced by all transfer fees charged by the Partnership. Because of legal fees incurred by the Partnership in connection with this tender offer, a transfer fee of $50 per transaction will be charged. The transfer fee will also be deducted from your sale proceeds.


       Example:
       -------

       5 units (minimum ownership) at $620.00 per unit                 $ 3,100.00

       Less 02/15/2000 distribution                                    $   (75.00)
       Less transfer fee                                               $   (50.00)
                                                                       ----------

                  Total Sale Proceeds                                  $ 2,975.00
                                                                       ==========

                  Sale Proceeds (Per Unit)                             $   595.00
                                                                       ==========

         Based on the calculations above, at the current level of distribution (6% annualized), Summit would recognize a yield of 10.08% during the holding period.

         This amount will be further reduced by anticipated cash distributions for January and February, 2000, which will be paid on May 15, 2000. The amount of the May 15, 2000 distribution has not been determined.

If you have any questions regarding the partnership or the status of the properties, please do not hesitate to contact Linda Flynn with Investor Services. Our tollfree number is 1-800-765-3863. In Dallas, please call 972-991-9089.

Sincerely,

Murray Realty Investors VIII, Inc.
a General Partner



By: /s/ MITCHELL ARMSTRONG
   ----------------------------------------
   Mitchell Armstrong, President